AGREEMENT AND PLAN OF MERGER

                                      AMONG

                 MEDICAL DYNAMICS, INC. (a Colorado corporation)

              COMPUTER AGE DENTIST, INC. (a California corporation)

                                       AND

                D.O.M. CORPORATION., d/b/a COMMAND DENTAL SYSTEMS
                            (a Michigan corporation)

                               AS OF APRIL 1, 1998

                          AGREEMENT AND PLAN OF MERGER


     This Agreement and Plan of Merger (the "Agreement") is made as of the 1st day of April, 1998, among Medical Dynamics, Inc., a Colorado corporation ("MEDY"); Computer Age Dentist, Inc., a California corporation ("CADI"), which is wholly owned by MEDY; and D.O.M. Corporation, a Michigan corporation ("CDS") doing business as Command Dental Systems.

                                    RECITALS
                                    --------

     WHEREAS, the respective Boards of Directors of MEDY, CADI and CDS each have determined that it is in the best interests of their respective stockholders for MEDY to acquire CDS through the merger of CDS with and into CADI upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

                                   ARTICLE 1.

                                   The Merger
                                   ----------

     1.1 Merger and the Merger Consideration. In accordance with the provisions of the California Corporations Code (the "CCC") (with respect to CADI) and the Michigan Business Corporation Act (the "MBCA") (with respect to CDS) at the Effective Date (as hereinafter defined), CDS shall be merged (the "Merger") into CADI, as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Articles 6 and 7. The consideration to be paid to the shareholders of CDS as a result of the Merger (the "Merger Consideration") consists of:

     141,667 shares of MEDY Common Stock (which shares will be restricted as that term is defined in Rule 144 under the Securities Act of 1933 (the "1933 Act")); and

     Promissory notes (the "Notes") issued by MEDY in the amount of $500,000, in the form of Exhibit 1.1.

Following the Merger, CADI shall continue as the surviving corporation (the "Surviving Corporation") and shall continue to be governed by the laws of the State of California.

   1.2 Continuing of Corporate Existence. Except as may otherwise be set forth herein, the corporate existence and identity of CADI, with all its purposes, powers, franchises, privileges, rights and immunities, shall continue unaffected and unimpaired by the Merger, and the corporate existence and identity of CDS, with all its purposes, powers, franchises, privileges, rights and immunities, at the Effective Date shall be merged with and into that of CADI, and CADI, as the Surviving Corporation, shall be vested fully therewith and the separate corporate existence and identity of CDS shall thereafter cease except to the extent continued by statute.


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     1.3 Effective  Date.  The Merger shall become  effective upon the filing of the Agreement of Merger and Articles of Merger with the Secretary of State of California and the Michigan Corporation, Securities and Land Development Bureau, pursuant to the provisions of the CCC and the MBCA. The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Date".

     1.4 Corporate Government of the Surviving Corporation.

          (a) The Articles of Incorporation of CADI as in effect on the Effective Date shall continue in full force and effect and shall be the Articles of Incorporation of the Surviving Corporation.

          (b) The Bylaws of CADI as in effect as of the Effective Date shall continue in full force and effect and shall be the Bylaws of the Surviving Corporation.

          (c) The members of the Board of Directors of the Surviving Corporation shall be the persons holding such office in CADI as of the Effective Date.

          (d) The officers of the Surviving Corporation shall be the persons holding such offices in CADI as of the Effective Date. Immediately following the Effective Date, the Board of Directors of CADI will appoint Sally Marcotte as District Manager of CADI.

     1.5 Rights and Liabilities of the Surviving Corporation. The Surviving Corporation shall have the following rights and obligations:

          (a) The Surviving Corporation shall have all the rights, privileges, immunities and powers and shall be subject to all the duties and liabilities of a corporation organized under the laws of the State of California.

          (b) The title to all real estate and other property owned by CDS shall be, at the Effective Date, transferred to and vested in the Surviving Corporation without reversion or impairment; and such transfer to and vesting in the Surviving Corporation shall be deemed to occur by operation of law, and no consent or approval of any other person shall be required in connection with any such transfer or vesting unless such consent or approval is specifically required in the event of merger by law or by express provision in any contract, agreement, decree, order, or other instrument to which CDS or CADI is a party or by which it is bound.

          (c) At the Effective Date, the Surviving Corporation shall thenceforth have all liabilities of CDS and shall continue to have all the liabilities of CADI, and any proceeding pending against CDS or CADI may be continued as if the Merger did not occur or CADI, as the Surviving Corporation, may be substituted in the proceeding for CDS.

     1.6 Closing. Completion of the transactions contemplated by this Agreement (the "Closing") shall take place at the executive offices of MEDY in Denver, Colorado or at such other place as the parties may mutually agreement, commencing at 10:00 a.m., local time, as soon as practicable after the last to be fulfilled or waived of the conditions set forth in Articles 6 and 7 or at such other place, time and date as shall be fixed by mutual agreement between MEDY and CDS. The day on which the Closing shall occur is referred to herein as



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the "Closing Date." Each party will cause to be prepared, executed and delivered the Articles of Merger to be filed with the Secretary of State of California and the Michigan Corporation, Securities and Land Development Bureau, and all other appropriate and customary documents as any party or its counsel may reasonably request for the purpose of completing the transactions contemplated by this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

     1.7 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement shall constitute a "plan of reorganization" for the purposes of
Section 368 of the Code.

                                    ARTICLE 2

                   Conversion of Shares; Treatment of Options
                   ------------------------------------------

     2.1 Conversion of Shares; Payment of the Merger Consideration. At the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof:

          (a) The shares of common stock of CDS ("CDS Common Stock"), which shall be outstanding immediately prior to the Effective Date (the "Converted Shares") (being shares held by the sole shareholders of CDS, ADG, Inc., and Oliver and Sally Marcotte) shall at the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and represent the right to receive:

     In the case of ADG, Inc., 65,521 shares of Common Stock of MEDY (the "MEDY Common Stock") and one of the two Notes in the principal amount of $231,250; and

     In the case of Oliver and Sally Marcotte, 76,146 shares of Common Stock of MEDY (the "MEDY Common Stock") and the second of the two Notes in the principal amount of $268,750.

          (b) No CDS shareholders will dissent from the transaction.

     2.2 Fractional Shares. No scrip or fractional shares of MEDY Common Stock shall be issued in the Merger. All fractional shares of MEDY Common Stock to which a holder of CDS Common Stock immediately prior to the Effective Date would otherwise be entitled at the Effective Date shall be aggregated. If a fractional share results from such aggregation, the fraction will be rounded to one and such stockholder shall be entitled to receive an additional share of MEDY Common Stock.

     2.3 Stock Options and Warrants. There are no options, warrants or convertible securities outstanding entitling the holder thereof to purchase CDS Common Stock.

     2.4 Adjustment. If, between the date of this Agreement and the Closing Date or the Effective Date, as the case may be, the outstanding shares of CDS Common Stock or MEDY Common Stock shall have been changed into a different number of shares or a different class by reason of any classification, recapitalization, split-up, combination, exchange of shares, or readjustment or a stock dividend thereon shall be declared with a record date within such period, then the Merger Consideration shall be adjusted to accurately reflect such change.

Agreement and Plan of Merger - CADI, CDS                                  Page 3
April 17, 1998 (12:17PM)

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                                    ARTICLE 3

                      Representations and Warranties of CDS
                      -------------------------------------

     CDS represents and warrants to MEDY and CADI that the statements contained in Article 3 are true and correct in all material respects and will be true and correct as of the Closing Date and the Effective Date, except as set forth in the schedules attached hereto. As used in this Article 3 and elsewhere in this Agreement, the phrases "to CDS's knowledge" or "to CDS's actual knowledge" shall mean to the actual knowledge of Sally Marcotte, executive officer of CDS.

     3.1 Organization and Good Standing of CDS. CDS is a corporation duly organized, validly existing and in good standing under the laws of Michigan.

     3.2 No Subsidiaries or Investments. CDS owns no equity or debt interest in any subsidiary corporation, limited liability company, partnership, or other business entity except as described in Schedule 3.2 or the CDS financial statements.

     3.3 Foreign Qualification. CDS is duly qualified or licensed to do business and is in good standing as a foreign corporation in every jurisdiction where the failure so to qualify would have a material adverse effect (a "CDS Material Adverse Effect") on (a) the business, operations, assets or financial condition of CDS taken as a whole or (b) the validity or enforceability of, or the ability of CDS to perform its obligations under, this Agreement. CDS affirmatively represents that it is qualified to do business in no state but Michigan.

     3.4 Company Power and Authority. CDS has the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently being conducted. CDS has the corporate power and authority to execute and deliver this Agreement and, subject to the approval of this Agreement and the Merger by its stockholders, to perform its obligations under this Agreement and to complete the Merger. The execution, delivery and performance by CDS of this Agreement has been duly authorized by all necessary corporate action.

     3.5 Binding Effect. This Agreement has been duly executed and delivered by CDS and is the legal, valid and binding obligation of CDS enforceable in accordance with its terms except that:

          (a) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights;

          (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and

          (c) rights to indemnification may be limited by considerations of public policy.


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     3.6 Absence of  Restrictions  and Conflicts.  The  execution,  delivery and performance of this Agreement and the completion of the Merger and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the articles of Incorporation or bylaws of CDS, (ii) any "Material Contract" (as defined in Section 3.13), (iii) any judgment, decree or order of any court or governmental authority or agency to which CDS is a party or by which CDS or any of its properties is bound, or (iv) any statute, law, regulation or rule applicable to CDS other than such violations, conflicts, breaches or defaults which would not have a CDS Material Adverse Effect. Except for the filing of the Articles of Merger with the Secretary of State of California and the Michigan Corporate and Securities Bureau, the Securities Act of 1933 (the "Securities Act"), Securities Exchange Act of 1934, as amended (the "Exchange Act"), and applicable state securities laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to CDS is required in connection with the execution, delivery or performance of this Agreement by CDS or the completion of the transactions contemplated hereby. When used in this Agreement, the term "Material" or "CDS Material Adverse Effect" means any event which, if determined adversely to CDS, would result in a charge against or other reduction of capital or earnings of CDS in an amount greater than $25,000 if a single event or, if an accumulation of events, $40,000 over a twelve month period, or any other event, either singly or in the aggregate, which would have a material adverse effect on the ability of CDS to carry on its business.

     3.7 Capitalization of CDS.

          (a) The authorized capital stock of CDS consists of 1,000 shares of common stock. As of the date hereof, there were 800 shares of CDS Common Stock issued and outstanding and no shares of CDS Common Stock reserved for issuance upon the exercise of any Options.

          (b) All of the issued and outstanding shares of CDS Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

          (c) There are no voting trusts, stockholder agreements or other voting arrangements by the stockholders of CDS.

          (d) There is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right obligating CDS to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of CDS.

     3.8 CDS Information. CDS has made or will make available to MEDY and CADI all information that CDS has available (including all tax returns, financial statements given to any other person, contracts, payroll schedules, financial books and records, and all other information regarding CDS, its business, its customers, its management, and its financial condition which MEDY may have requested (all such information being referred to herein as the "CDS Information"). As of their respective dates, the CDS Information did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


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     3.9 Financial Statements and Records of CDS. CDS has made available to MEDY and CADI true, correct and complete copies of the following financial statements (the "CDS Financial Statements"): The internal financial statements as of February 28, 1998 and the period then ended. The CDS Financial Statements have been prepared from, and are in accordance with, the books and records of CDS and its subsidiaries and present fairly, in all material respects, the consolidated financial position of CDS as of the dates thereof and the results of operations and cash flows thereof for the periods then ended. Adequate reserves are set forth on the CDS Financial Statements and the amount of such reserves are reasonable. Since February 28, 1998, there has been no change in accounting principles applicable to, or methods of accounting utilized by, CDS except as noted in the CDS Financial Statements. The books and records of CDS have been and are being maintained in accordance with good business practice, reflect only valid transactions, are complete and correct in all material respects and present fairly in all material respects the basis for the financial position and results of operations of CDS as set forth on the CDS Financial Statements.
Schedule 3.9 sets forth all liabilities of CDS as of the Effective Date.

     3.10 Absence of Certain Changes. Since February 28, 1998, CDS has not, except as otherwise set forth in the CDS Information or the CDS Financial
Statements:

          (a) suffered any adverse change in the business, operations, assets, or financial condition, except for such changes that would not result in a CDS Material Adverse Effect;

          (b) suffered any material damage or destruction to or loss of the assets of CDS, whether or not covered by insurance, which property or assets are material to the operations or business of CDS;

          (c) settled, forgiven, compromised, canceled, released, waived or permitted to lapse any material rights or claims other than in the ordinary course of business;

          (d) entered into or terminated any material agreement, commitment or transaction, or agreed or made any changes in material leases or agreements, other than renewals or extensions thereof and leases, agreements, transactions and commitments entered into or terminated in the ordinary course of business;

          (e) written up, written down or written off the book value of any material amount of assets other than in the ordinary course of business;

          (f)  declared,   paid  or  set  aside  for  payment  any  dividend  or
distribution with respect to CDS's capital stock;

          (g) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of CDS's capital stock or securities or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights outstanding as of the date of this Agreement;


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          (h) increased the compensation of or paid any bonuses to any employees or contributed to any employee benefit plan, other than in accordance with established policies, practices or requirements;

          (i) entered into any employment, consulting or compensation agreement with any person or group;

          (j) entered into any collective bargaining agreement with any person or group;

          (k) entered into, adopted or amended any employee benefit plan; or

          (l) entered into any agreement to do any of the foregoing.

     3.11 No Material Undisclosed Liabilities. There are no material liabilities or obligations of CDS of any nature, whether absolute, accrued, contingent, or otherwise, other than:

          (a) the liabilities and obligations that are reflected, accrued or reserved against on the CDS Financial Statements, or referred to in the footnotes to the CDS Financial Statements or incurred in the ordinary course of business and consistent with past practices since December 31, 1997; or

          (b) liabilities and obligations which in the aggregate would not result in a CDS Material Adverse Effect.

     3.12 Tax Returns; Taxes. CDS has duly filed all U.S. federal and material state, county, local and foreign tax returns and reports required to be filed by it, including those with respect to income, payroll, property, withholding, social security, unemployment, franchise, excise and sales taxes and all such returns and reports are correct in all material respects; has either paid in full all taxes that have become due as reflected on any return or report and any interest and penalties with respect thereto or has fully accrued on its books or have established adequate reserves for all taxes payable but not yet due; and has made cash deposits with appropriate governmental authorities representing estimated payments of taxes, including income taxes and employee withholding tax obligations. No extension or waiver of any statute of limitations or time within which to file any return has been granted to or requested by CDS with respect to any tax. No unsatisfied deficiency, delinquency or default for any tax, assessment or governmental charge has been claimed, proposed or assessed against CDS, nor has CDS received notice of any such deficiency, delinquency or default. CDS has no material tax liabilities other than those reflected on the CDS Financial Statements and those arising in the ordinary course of business since the date thereof. CDS will make available to MEDY true, complete and correct copies of CDS's consolidated U.S. federal tax returns for the last three years and make available such other tax returns requested by MEDY. There is no dispute or claim concerning any tax liability of CDS or any of its subsidiaries either:
(a) raised by any taxing authority in writing; (b) as to which CDS has received notice concerning a potential audit of any return filed by CDS; and (c) there is no outstanding audit or pending audit of any tax return filed by CDS.

     3.13 Material Contracts. CDS has furnished or made available to MEDY accurate and complete copies of the Material Contracts (as defined herein) applicable to CDS. Except as set forth on Schedule 3.13, there is not under any of the Material Contracts any existing breach, default or event of default by



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CDS nor event  that  with  notice or lapse of time or both  would  constitute  a breach, default or event of default by CDS other than breaches, defaults or events of default which would not have a CDS Material Adverse Effect nor does CDS know of, and CDS has not received notice of, or made a claim with respect to, any breach or default by any other party thereto which would, severally or in the aggregate, have a CDS Material Adverse Effect. As used herein, the term "Material Contracts" shall mean all contracts and agreements providing for expenditures or commitments by CDS in excess of $10,000 over not more than a 12 month period.

     3.14 Litigation and Government Claims. Except as disclosed in the CDS Information, there is no pending suit, claim, action or litigation, or administrative, arbitration or other proceeding or governmental investigation or inquiry against CDS to which its businesses or assets are subject which would, severally or in the aggregate, reasonably be expected to result in a CDS Material Adverse Effect. To the knowledge of CDS, and except as disclosed in the CDS Information, there are no such proceedings threatened or contemplated which would, severally or in the aggregate, have a CDS Material Adverse Effect. CDS is not subject to any judgment, decree, injunction, rule or order of any court, or, to the knowledge of CDS, any governmental restriction applicable to CDS which is reasonably likely (i) to have a CDS Material Adverse Effect or (ii) to cause a material limitation on MEDY's ability to operate the business of CDS (as it is currently operated) after the Closing.

     3.15 Compliance With Laws. CDS has all material authorizations, approvals, licenses and orders to carry on its business as it is now being conducted, to own or hold under lease the properties and assets it owns or holds under lease and to perform all of its obligations under the agreements to which its is a party, except for instances which would not have a CDS Material Adverse Effect. CDS has been and is, to the knowledge of CDS, in compliance with all applicable laws (including those referenced in the CDS Information), regulations and administrative orders of any country, state or municipality or of any subdivision of any thereof to which its business and its employment of labor or its use or occupancy of properties or any part hereof are subject, the violation of which would have a CDS Material Adverse Effect.

     3.16 Employee Benefit Plans. Each employee benefit plan, as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of CDS (collectively the "Employee Plans") complies in all material respects with all applicable requirements of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable laws. None of the Employee Plans is an employee pension benefit plan or a multiemployer plan, as such terms are defined in ERISA. Neither CDS nor any of its directors, officers, employees or agents has, with respect to any Employee Plan, engaged in any "prohibited transaction," as such term is defined in the Code or ERISA, nor has any Employee Plan engaged in such prohibited transaction which could result in any taxes or penalties or other prohibited transactions, which in the aggregate could have a CDS Material Adverse Effect. All Employee Plans are described in Schedule 3.17.

     3.17 Employment Agreements; Labor Relations.

          (a) Schedule 3.17 sets forth a complete and accurate list of all material employee benefit or compensation plans, agreements and arrangements to which CDS is a party, including without limitation (i) all severance, employment, consulting or similar contracts, (ii) all material agreements and contracts with "change of control" provisions or similar provisions and (iii) all indemnification agreements or arrangements with directors or officers.


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          (b) CDS is in  compliance  in all  material  respects  with  all  laws
(including  Federal  and  state  laws)  respecting   employment  and  employment
practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. To CDS's knowledge, there is no unlawful employment practice discrimination charge pending before the EEOC or EEOC recognized state "referral agency." Except as would not have a CDS Material Adverse Effect, there is no unfair labor practice charge or complaint against CDS pending before the National Labor Review Board. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of CDS, threatened against or involving or affecting CDS and no National Labor Review Board representation question exists respecting their respective employees. Except as would not have a CDS Material Adverse Effect, no grievances or arbitration proceeding is pending and no written claim therefor exists. There is no collective bargaining agreement that is binding on CDS.

     3.18 Intellectual Property. To CDS's knowledge, CDS owns or has valid, binding and enforceable rights to use all material patents, trademarks, trade names, service marks, service names, copyrights, applications therefor and licenses or other rights in respect thereof ("Intellectual Property") used or held for use in connection with the business of CDS, without any known conflict with the rights of others, except for such conflicts as do not have a CDS Material Adverse Effect. CDS has not received any notice from any other person pertaining to or challenging the right of CDS to use any Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used or licensed to CDS, except with respect to rights the loss of which, individually or in the aggregate, would not have a CDS Material Adverse Effect.

     3.19 Title to Properties and Related Matters.

          (a) CDS has good and marketable title to or valid leasehold interests in their respective properties (the "Real Estate") reflected on the CDS
Financial Statements or acquired after the date thereof (other than personal properties sold or otherwise disposed of in the ordinary course of business), and all of such properties and all assets purchased by CDS since the date of the most recent CDS Financial Statements are free and clear of any lien, claim or encumbrance, except as reflected in the CDS Financial Statements or notes thereto and except for:

          (i) liens for taxes, assessments or other governmental charges not yet due and payable or the validity of which are being contested in good faith by appropriate proceedings;

          (ii) statutory liens incurred in the ordinary course of business that are not yet due and payable or the validity of which are being contested in good faith by appropriate proceedings;

          (iii) landlord liens contained in leases entered in the ordinary course of business; and

          (iv) other liens, claims or encumbrances that, in the aggregate, do not materially subtract from the value of, or materially interfere with, the present use of, the Real Estate.


Agreement and Plan of Merger - CADI, CDS                                  Page 9
April 17, 1998 (12:17PM)

Except for those assets acquired since the date of the most recent CDS Financial Statements, all properties and assets material to the present operations of CDS are owned or leased by CDS and are reflected on the CDS Financial Statements and notes thereto in the manner and to the extent required by generally accepted accounting principles.

          (b)(i) Applicable zoning ordinances permit the operation of CDS's business at the Real Estate; (ii) CDS has all easements and rights, including easements for all utilities, services, roadways and other means of ingress and egress, necessary to operate CDS's business at the Real Estate; and (iii) neither the whole nor any portion of the Real Estate has been condemned, requisitioned or otherwise taken by any public authority, and no notice of any such condemnation, requisition or taking has been received; except in each case where the failure of such provisions to be true and correct would not have a CDS Material Adverse Effect. No such condemnation, requisition or taking is threatened or contemplated to CDS's knowledge, and there are no pending public improvements which may result in special assessments against or which may otherwise materially and adversely affect the Real Estate. To the knowledge of CDS, the Real Estate has not been used for deposit or disposal of hazardous wastes or substances in violation of any past or current law in any material respect and there is no material liability under past or current law with respect to any hazardous wastes or substances which have been deposited or disposed of on or in the Real Estate.

          (c) CDS has received no notice of, and has no actual knowledge of, any material violation of any zoning, building, health, fire, water use or similar statute, ordinance, law, regulation or code in connection with the Real Estate.

          (d) To CDS's knowledge, no hazardous or toxic material (as hereinafter defined) exists in any structure located on, or exists on or under the surface of, the Real Estate which is, in any case, in material violation of applicable environmental law. For purposes of this Agreement, "hazardous or toxic material" shall mean waste, substance, materials, smoke, gas or particulate matter designated as hazardous, toxic or dangerous under any applicable environmental law. For purposes of this Agreement, "environmental law" shall include the Comprehensive Environmental Response Compensation and Liability Act, the Clean Air Act, the Clean Water Act and any other applicable federal, state or local environmental, health or safety law, rule or regulation relating to or imposing liability or standards concerning or in connection with hazardous, toxic or dangerous waste, substance, materials, smoke, gas or particulate matter.

     3.20 Tax Representations.

          (a) To the knowledge of CDS, the fair market value of the MEDY Common Stock and other consideration received by each CDS shareholder will be approximately equal to the fair market value of the CDS Common Stock surrendered in the Merger.

          (b) To the knowledge of CDS, there is no plan or intention by any of the shareholders of CDS to sell, exchange, or otherwise dispose of a number of shares of MEDY Common Stock received in the transaction that would reduce the CDS shareholders' ownership of MEDY Common Stock to a number of shares having a value, as of the date of the transaction, of less than 50% of the value of all of the formerly outstanding stock of CDS as of the same date.


Agreement and Plan of Merger - CADI, CDS                                 Page 10
April 17, 1998 (12:17PM)

          (c) As a result of the completion of the Merger, CADI will hold at least 90% of the fair market value of the CDS net assets and at least 70% of the fair market value of the gross CDS assets and at least 90% of the fair market value of CADI's net assets and at least 70% of the fair market value of CADI's gross assets held immediately prior to the transaction.

          (d) CADI has no plan or intention to issue additional shares of its stock that would result in MEDY losing control of CADI following the Effective Date within the meaning of ss.368(c) of the Code.

          (f) MEDY, CADI, CDS, and the shareholders of CDS have agreed to pay their respective expenses, if any, incurred in connection with the transaction.

          (g) There is no intercorporate indebtedness existing between MEDY and CDS or between CADI and CDS that was issued, acquired, or will be settled at a discount.

          (h) In the transaction, shares of CDS Common Stock representing control of CDS, as defined in ss.368(c) of the Code, will be exchanged solely for voting stock of MEDY and the other consideration described herein.

          (i) At the time of the transaction, CDS will not have outstanding any warrants, Options, convertible securities, or any other type of right pursuant to which any person could acquire stock in CDS.

          (j) On the date of the transaction, the fair market value of the assets of CDS will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

          (k) CDS is not under the jurisdiction of a court in a title 11 or similar case within the meaning of ss.368(a)(3)(A) of the Code.

     3.21 No Brokers and Finders. None of CDS or, to CDS's knowledge, any of its officers, directors and employees has employed any broker, finder or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated hereby. CDS is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the completion of the transactions contemplated hereby.

                                    ARTICLE 4

                     Representations and Warranties of MEDY
                     --------------------------------------
                                    and CADI
                                    --------

     MEDY and CADI represent and warrant to CDS that the statements contained in
Article 4 are true and correct in all material respects and will be true and correct as of the Closing Date and the Effective Date, except as set forth in the schedules attached hereto. As used in this Article 4 and elsewhere in this Agreement, the phrase "to MEDY's or CADI's knowledge" or "to MEDY's or CADI's actual knowledge" shall mean to the actual knowledge of Van A. Horsley and Daniel L. Richmond.


Agreement and Plan of Merger - CADI, CDS                                 Page 11
April 17, 1998 (12:17PM)

     4.1 Organization and Good Standing. Each of MEDY and CADI is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. All shares of capital stock or other equity interests of each of CADI are owned by MEDY, free and clear of all material liens, encumbrances, equities or claims.

     4.2 Foreign Qualification. MEDY and CADI are duly qualified or licensed to do business and are in good standing as a foreign corporation in every jurisdiction where the failure so to qualify would have a material adverse effect (a "MEDY Material Adverse Effect") on (a) the business, operations, assets or financial condition of MEDY and CADI taken as a whole or (b) the validity or enforceability of, or the ability of MEDY to perform its obligations under, this Agreement.

     4.3 Corporate Power and Authority. MEDY and CADI have the corporate power and authority and all material licenses and permits to own, lease and operate their respective properties and assets and to carry on their respective businesses as currently being conducted. Each of MEDY and CADI has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement and to complete the Merger. The execution, delivery and performance by MEDY and CADI of this Agreement has been duly authorized by all necessary corporate action.

     4.4 Binding Effect. This Agreement has been duly executed and delivered by MEDY and CADI and is the legal, valid and binding obligations of MEDY and CADI, enforceable in accordance with its terms except that:

          (a) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights;

          (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and

          (c) rights to indemnification may be limited by considerations of public policy.

     4.5 Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement and the completion of the Merger and the fulfillment of and compliance with the terms and conditions of this Agreement do not and will not, with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of any obligation under, (i) any term or provision of the Articles of Incorporation or Bylaws of MEDY or CADI, (ii) any "MEDY Material Contract" (as defined in Section 4.12),
(iii) any judgment, decree or order of any court or governmental authority or agency to which MEDY or CADI is a party or by which MEDY or CADI or any of their respective properties is bound, or (iv) any statute, law, regulation or rule applicable to MEDY or CADI other than such violations, conflicts, breaches or defaults as would not have a MEDY Material Adverse Effect. Except for the filing of the Articles of Merger with the Secretary of State of California and with the Michigan Corporate and Securities Bureau, compliance with the applicable requirements of the Securities Act, the Exchange Act and applicable state securities laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or public or regulatory unit, agency, body or authority with respect to MEDY or CADI is required in connection with the execution, delivery or performance of this Agreement by MEDY or the completion of the transactions contemplated hereby.


Agreement and Plan of Merger - CADI, CDS                                 Page 12
April 17, 1998 (12:17PM)

     4.6 Capitalization of MEDY.

          (a) The authorized capital stock of MEDY consists of 15,000,000 shares of MEDY Common Stock, and 5,000,000 shares of preferred stock. As of March 31, 1998, there were (i) approximately 9,628,669 shares of MEDY Common Stock outstanding, and no shares of preferred stock outstanding; and (ii) at the date hereof, 3,915,852 shares were reserved for issuance upon the exercise of outstanding options and warrants and upon the exercise of a convertible debenture, in some cases pursuant to MEDY's Stock Option Plans (the "MEDY Options" and "MEDY Option Plans," respectively). All of the issued and outstanding shares of MEDY Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. As an exception to the foregoing,MEDY affirmatively states that it has filed a preliminary proxy statement with the Securities and Exchange Commission for a shareholders' meeting at which the shareholders will consider and vote upon a reverse stock split, a forward stock split, and a recapitalization. As a further exception to the foregoing, MEDY states that it will pay interest to The Tail Wind Fund, Ltd., which payment will be made in shares of MEDY Common Stock valued in accordance with the debenture, which payment will be effective April 1, 1998 and which will increase the total number of shares of MEDY Common Stock outstanding.

          (b) All of the issued and outstanding shares of MEDY Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

          (c) The shares of MEDY Common Stock to be issued in the Merger will be duly authorized and validly issued and will be fully paid, nonassessable shares of MEDY Common Stock free of preemptive rights.

          (d) To MEDY's knowledge, there are no voting trusts, stockholder agreements or other voting arrangements by the stockholders of MEDY.

          (e) Except as set forth in subsection (a) above, there is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right obligating MEDY or its subsidiaries to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of MEDY.

     4.7 MEDY SEC Reports. MEDY has made available to CDS (i) MEDY's Annual Reports on Form 10-KSB for the year ended September 30, 1997, including all exhibits filed thereto and items incorporated therein by reference, (ii) MEDY's Current reports reporting events of October 23, 1997 (as amended), December 31, 1997, January 5, 1998 and February 6, 1998; (iii) MEDY's registration statement on Form S-3 and Prospectus dated January 27, 1998 included therein; (iv) it preliminary proxy statement for its annual meeting of shareholders to be held on June 11, 1998; and (v) all other reports or registration statements (as amended or supplemented prior to the date hereof), filed by MEDY with the SEC since October 1, 1997, including all exhibits thereto and items incorporated therein


Agreement and Plan of Merger - CADI, CDS                                 Page 13
April 17, 1998 (12:17PM)
by reference (items (i) through (iv) being referred to as the "MEDY SEC Reports"). As of their respective dates, MEDY SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Since October 1, 1996, MEDY has filed all material forms (and necessary amendments), reports and documents with the SEC required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, each of which complied as to form, at the time such form, report or document was filed, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the applicable rules and regulations thereunder.

     4.8 Financial Statements and Records of MEDY. MEDY has made available to CDS true, correct and complete copies of the following financial statements (the "MEDY Financial Statements"):

          (a) the consolidated balance sheets of MEDY and its consolidated subsidiaries as of September 30, 1997, and the consolidated statements of income, stockholders' equity and cash flows for the fiscal years then ended, including the notes thereto, in each case examined by and accompanied by the report of MEDY's independent certified public accountants as of the date of such financial statements; and

          (b) the unaudited balance sheet of MEDY as of December 31, 1997 (the "MEDY Balance Sheet"), with any notes thereto (the "MEDY Quarterly Statements").

     The MEDY Financial Statements present fairly, in all material respects, the financial position of MEDY as of the dates thereof and the results of operations and changes in financial position thereof for the periods then ended, in each case in conformity with generally accepted accounting principles, consistently applied, except as noted therein. Since September 30, 1997, there has been no change in accounting principles applicable to, or methods of accounting utilized by, MEDY, except as noted in the MEDY Financial Statements. The books and records of MEDY have been and are being maintained in accordance with good business practice, reflect only valid transactions, are complete and correct in all material respects, and present fairly in all material respects the basis for the financial position and results of operations of MEDY set forth in the MEDY Financial Statements.

     4.9 Absence of Certain Changes. Since the date of the MEDY Balance Sheet, MEDY has not, except as otherwise set forth in the MEDY SEC Reports or on
Schedule 4.9:

          (a) suffered any adverse change in the business, operations, assets, or financial condition except for such changes that would not have a MEDY Material Adverse Effect;

          (b) suffered any material damage or destruction to or loss of the assets of MEDY or CADI, whether or not covered by insurance, which property or assets are material to the operations or business of MEDY and its subsidiaries taken as a whole;

          (c) settled, forgiven, compromised, canceled, released, waived or permitted to lapse any material rights or claims other than in the ordinary course of business;

          (d) entered into or terminated any material agreement, commitment or transaction, or agreed or made any changes in material leases or agreements, other than renewals or extensions thereof and leases, agreements, transactions and commitments entered into or terminated in the ordinary course of business except the transaction with Information Presentation Systems of Marietta, Georgia, which transaction was described in a current report on Form 8-K dated February 6, 1998;


Agreement and Plan of Merger - CADI, CDS                                 Page 14
April 17, 1998 (12:17PM)

          (e) written up, written down or written off the book value of any material amount of assets other than in the ordinary course of business;

          (f)  declared,   paid  or  set  aside  for  payment  any  dividend  or
distribution with respect to MEDY's capital stock;

          (g) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of MEDY's capital stock or securities (other than shares issued upon exercise of the MEDY Options) or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights outstanding as of the date of this Agreement provided, however, nothing herein is intended or shall prevent MEDY from issuing MEDY Options to its employees or in lieu of royalty payments or license fees substantially in accordance with MEDY's past practices or which are currently under contract;

          (h) increased the compensation of or paid any bonuses to any employees or contributed to any employee benefit plan, other than in accordance with established policies, practices or requirements and as provided in Section 5.2 hereof;

          (i) entered into any employment, consulting or compensation agreement with any person or group, except for agreements which would not have a MEDY Material Adverse Effect;

          (j) entered into any collective bargaining agreement with any person or group;

          (k) entered into, adopted or amended any employee benefit plan; or

          (l) entered into any agreement to do any of the foregoing.

When used in this Agreement, the term "Material" or "MEDY Material Adverse Effect" means any event which, if determined adversely to MEDY, would result in a charge against or other reduction of capital or earnings of MEDY in an amount greater than $50,000 if a single event or, if an accumulation of events, $75,000 over a twelve month period, or any other event, either singly or in the aggregate, which would have a material adverse effect on the ability of MEDY to carry on its business.

     4.10 No Material Undisclosed Liabilities. There are no material liabilities or obligations of MEDY and its consolidated subsidiaries of any nature, whether absolute, accrued, contingent, or otherwise, other than:

          (a) liabilities and obligations that are reflected, accrued or reserved against on the MEDY Balance Sheet or referred to in the footnotes to the MEDY Balance Sheet, or incurred in the ordinary course of business and consistent with past practices since the date of the MEDY Balance Sheet; or


Agreement and Plan of Merger - CADI, CDS                                 Page 15
April 17, 1998 (12:17PM)

          (b) liabilities and obligations which in the aggregate would not result in a MEDY Material Effect.

     4.11 Tax Returns; Taxes. Each of MEDY and CADI have duly filed all U.S. federal and material state, county, local and foreign tax returns and reports required to be filed by it, including those with respect to income, payroll, property, withholding, social security, unemployment, franchise, excise and sales taxes and all such returns and reports are correct in all material respects; have either paid in full all taxes that have become due as reflected on any return or report and any interest and penalties with respect thereto or have fully accrued on its books or have established adequate reserves for all taxes payable but not yet due; and have made cash deposits with appropriate governmental authorities representing estimated payments of taxes, including income taxes and employee withholding tax obligations. No extension or waiver of any statute of limitations or time within which to file any return has been granted to or requested by MEDY or CADI with respect to any tax. No unsatisfied deficiency, delinquency or default for any tax, assessment or governmental charge has been claimed, proposed or assessed against MEDY or CADI, nor has MEDY or CADI received notice of any such deficiency, delinquency or default. MEDY and CADI have no material tax liabilities other than those reflected on the MEDY Balance Sheet and those arising in the ordinary course of business since the date thereof. MEDY will make available to CDS true, complete and correct copies of MEDY's consolidated U.S. federal tax returns for the last five years and make available such other tax returns requested by CDS. There is no dispute or claim concerning any material tax liability of MEDY or any of its subsidiaries either:
(a) raised by any taxing authority in writing; (b) as to which MEDY or any of its subsidiaries has received notice concerning a potential audit of any return filed by MEDY; and (c) there is no outstanding audit or pending audit of any tax return filed by MEDY.

     4.12 Material Contracts. MEDY has furnished or made available to CDS accurate and complete copies of the MEDY Material Contracts (as defined herein) applicable to MEDY or CADI. There is not under any of the MEDY Material Contracts any existing breach, default or event of default by MEDY or CADI nor event that with notice or lapse of time or both would constitute a breach, default or event of default by MEDY or CADI other than breaches, defaults or events of default which would not have a MEDY Material Adverse Effect nor does MEDY know of, and MEDY has not received notice of, or made a claim with respect to, any breach or default by any other party thereto which would, severally or in the aggregate, have a MEDY Material Adverse Effect. As used herein, the term "MEDY Material Contracts" shall mean all contracts and agreements filed, or required to be filed, as exhibits to MEDY's Annual Report on Form 10-KSB for the year ended September 30, 1997 and any contracts and agreements entered into since September 30, 1997 which would be required to be filed or incorporated by reference therein as an exhibit to MEDY's Annual Report on Form 10-KSB for the year ending September 30, 1998, and all contracts entered into in the ordinary course of business providing for financial obligations of MEDY of more than $10,000 over a 12 month period (excluding purchase orders entered into in the ordinary course of business).

     4.13 Litigation and Government Claims. Except as disclosed in the MEDY SEC Reports, there is no pending suit, claim, action or litigation, or administrative, arbitration or other proceeding or governmental investigation or inquiry against MEDY or CADI to which their businesses or assets are subject which would, severally or in the aggregate, reasonably be expected to result in a MEDY Material Adverse Effect. To the knowledge of MEDY, there are no such proceedings threatened or contemplated which would, severally or in the aggregate, have a MEDY Material Adverse Effect. Neither MEDY nor CADI is subject to any judgment, decree, injunction, rule or order of any court, or, to the knowledge of MEDY, any governmental restriction applicable to MEDY or CADI which is reasonably likely to have a MEDY Material Adverse Effect.


Agreement and Plan of Merger - CADI, CDS                                 Page 16
April 17, 1998 (12:17PM)

     4.14 Compliance with Laws. MEDY and CADI each have all material authorizations, approvals, licenses and orders to carry on their respective businesses as they are now being conducted, to own or hold under lease the properties or assets they own or hold under lease and to perform all of their obligations under the agreements to which they are a party, except for instances which would not have a MEDY Material Adverse Effect. MEDY and CADI have been and are, to the knowledge of MEDY, in compliance with all applicable laws (including those referenced in the MEDY SEC Reports), regulations and administrative orders of any country, state or municipality or any subdivision of any thereof to which their respective businesses and their employment of labor or their use or occupancy of properties or any part hereof are subject, the violation of which would have a MEDY Material Adverse Effect.

     4.15 MEDY Employee Benefit Plans. Each employee benefit plan, as such term is defined in Section 3(3) of ERISA, of MEDY and CADI (collectively the "MEDY Employee Plans") complies in all material respects with all applicable requirements of ERISA, the Code and other applicable laws. None of the MEDY Employee Plans is an employee pension benefit plan or a multiemployer plan, as such terms are defined in ERISA. Neither MEDY nor CADI nor any of their respective directors, officers, employees or agents has, with respect to any MEDY Employee Plan, engaged in any "prohibited transaction," as such term is defined in the Code or ERISA, nor has any MEDY Employee Plan engaged in such prohibited transaction which could result in any taxes or penalties or other prohibited transactions, which in the aggregate could have a MEDY Material Adverse Effect.

     4.16 Employment Agreements; Labor Relations. Each of MEDY and CADI is in compliance in all material respects with all laws (including Federal and state laws) respecting employment and employment practices, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor or unlawful employment practice. There is no unlawful employment practice discrimination charge pending before the EEOC or EEOC recognized state "referral agency." Except as would not have a MEDY Material Adverse Effect, there is no unfair labor practice charge or complaint against MEDY or CADI pending before the National Labor Review Board. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of MEDY, threatened against or involving or affecting MEDY or CADI and no National Labor Review Board representation question exists respecting their respective employees. Except as would not have a MEDY Material Adverse Effect, no grievances or arbitration proceeding is pending and no written claim therefor exists. There is no collective bargaining agreement that is binding on MEDY or CADI.

     4.17 Intellectual Property. MEDY and CADI own or have valid, binding and enforceable rights to use all material patents, trademarks, trade names, service marks, service names, copyrights, applications therefor and licenses or other rights in respect thereof ("MEDY Intellectual Property") used or held for use in connection with the business of MEDY or CADI, without any known conflict with the rights of others, except for such conflicts as do not have a MEDY Material Adverse Effect. Neither MEDY nor CADI has received any notice from any other person pertaining to or challenging the right of MEDY or CADI to use any MEDY Intellectual Property or any trade secrets, proprietary information, inventions, know-how, processes and procedures owned or used or licensed to MEDY or CADI, except with respect to rights the loss of which, individually or in the aggregate, would not have a MEDY Material Adverse Effect.


Agreement and Plan of Merger - CADI, CDS                                 Page 17
April 17, 1998 (12:17PM)

     4.18 Nasdaq Fees. MEDY has paid all fees due and owing to Nasdaq with respect to MEDY Common Stock on the SmallCap Market, and MEDY will pay all such fees arising out of the issuance of any shares of MEDY common stock in connection with transactions contemplated hereby.

     4.19 Tax Representations.

          (a) Following the transaction, CADI will hold at least 90% of the fair market value of the CDS net assets and at least 70% of the fair market value of the CDS gross assets and at least 90% of the fair market value of CADI's net assets and at least 70% of the fair market value of CADI's gross assets held immediately prior to the transaction.

          (b) Prior to the transaction, MEDY will be in control of CADI within the meaning of ss.368(c) of the Code.

          (c) MEDY has no plan or intention to reacquire any of its stock issued in the transaction.

          (d) MEDY has no plan or intention to liquidate CADI; to merge CADI with or into another corporation; to sell or otherwise dispose of the stock of CADI except for transfers of stock to corporations controlled by MEDY; or to cause CADI to sell or otherwise dispose of any of its assets or of any of the assets acquired from CDS, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by CADI.

          (e) CDS will have no liabilities assumed by CADI, and will not transfer to CADI any assets subject to liabilities, in the transaction.

          (f) Following the transaction, CADI will continue the historic business of CDS.

          (g) MEDY, CADI, CDS, and the shareholders of CDS will pay their respective expenses, if any, incurred in connection with the transaction.

          (h) There is no intercorporate indebtedness existing between MEDY and CDS or between CADI and CDS that was issued, acquired, or will be settled at a discount.

          (i) In the transaction, shares of CDS Common Stock representing control of CDS, as defined in ss.368(c) of the Code, will be exchanged solely for voting stock of MEDY.

          (j) MEDY does not own, nor has it owned during the past five years, any shares of the stock of CDS.

          (k) Neither MEDY nor CADI is an investment company as defined in ss.368(a)(2)(f)(iii) and (iv) of the Code.


Agreement and Plan of Merger - CADI, CDS                                 Page 18
April 17, 1998 (12:17PM)

     4.20 Title to Properties and Related Matters.

          (a) MEDY has good and marketable title to or valid leasehold interests in their respective properties (the "Real Estate") reflected on the MEDY
Financial Statements or acquired after the date thereof (other than personal properties sold or otherwise disposed of in the ordinary course of business), and all of such properties and all assets purchased by MEDY since the date of the most recent MEDY Financial Statements are free and clear of any lien, claim or encumbrance, except as reflected in the MEDY Financial Statements or notes thereto and except for:

          (i) liens for taxes, assessments or other governmental charges not yet due and payable or the validity of which are being contested in good faith by appropriate proceedings;

          (ii) statutory liens incurred in the ordinary course of business that are not yet due and payable or the validity of which are being contested in good faith by appropriate proceedings;

          (iii) landlord liens contained in leases entered in the ordinary course of business; and

          (iv) other liens, claims or encumbrances that, in the aggregate, do not materially subtract from the value of, or materially interfere with, the present use of, the Real Estate.

Except for those assets acquired since the date of the MEDY Balance Sheet, all properties and assets material to the present operations of MEDY are owned or leased by MEDY and are reflected on the MEDY Financial Statements and notes thereto in the manner and to the extent required by generally accepted accounting principles.

          (b) (i) Applicable zoning ordinances permit the operation of MEDY's business at the Real Estate; (ii) MEDY has all easements and rights, including easements for all utilities, services, roadways and other means of ingress and egress, necessary to operate MEDY's business at the Real Estate; (iii) the Real Estate is not located within a flood plain or lakeshore erosion hazard area; and
(iv) neither the whole nor any portion of the Real Estate has been condemned, requisitioned or otherwise taken by any public authority, and no notice of any such condemnation, requisition or taking has been received; except in each case where the failure of such provisions to be true and correct would not have a MEDY Material Adverse Effect. No such condemnation, requisition or taking is threatened or contemplated to MEDY's knowledge, and there are no pending public improvements which may result in special assessments against or which may otherwise materially and adversely affect the Real Estate. To the knowledge of MEDY, the Real Estate has not been used for deposit or disposal of hazardous wastes or substances in violation of any past or current law in any material respect and there is no material liability under past or current law with respect to any hazardous wastes or substances which have been deposited or disposed of on or in the Real Estate.

          (c) MEDY has received no notice of, and has no actual knowledge of, any material violation of any zoning, building, health, fire, water use or similar statute, ordinance, law, regulation or code in connection with the Real Estate.


Agreement and Plan of Merger - CADI, CDS                                 Page 19
April 17, 1998 (12:17PM)

          (d) To MEDY's knowledge, no hazardous or toxic material (as hereinafter defined) exists in any structure located on, or exists on or under the surface of, the Real Estate which is, in any case, in material violation of applicable environmental law. For purposes of this Agreement, "hazardous or toxic material" shall mean waste, substance, materials, smoke, gas or particulate matter designated as hazardous, toxic or dangerous under any applicable environmental law. For purposes of this Agreement, "environmental law" shall include the Comprehensive Environmental Response Compensation and Liability Act, the Clean Air Act, the Clean Water Act and any other applicable federal, state or local environmental, health or safety law, rule or regulation relating to or imposing liability or standards concerning or in connection with hazardous, toxic or dangerous waste, substance, materials, smoke, gas or particulate matter.

     4.21 No Brokers and Finders. None of MEDY or, to MEDY's knowledge, any of its officers, directors and employees has employed any broker, finder or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated hereby. MEDY is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the completion of the transactions contemplated hereby.

                                    ARTICLE 5

                        Certain Covenants and Agreements
                        --------------------------------

     5.1 Conduct of Business by CDS. From the date hereof to the Effective Date, CDS will, except as required in connection with the Merger and the other transactions contemplated by this Agreement and except as otherwise disclosed on the schedules hereto or consented to in writing by MEDY:

          (a) carry on its business in the ordinary and regular course in substantially the same manner as heretofore conducted and not engage in any new line of business or enter into any material agreement, transaction or activity or make any material commitment except those in the ordinary and regular course of business and not otherwise prohibited under this Section 5.1;

          (b) neither change nor amend its Articles of Incorporation or Bylaws;

          (c) not issue or sell shares of capital stock of CDS or issue, sell or grant options, warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance or sale of any of the capital stock of CDS or rights or obligations convertible into or exchangeable for any shares of the capital stock of CDS or make any changes (by split-up, combination, reorganization or otherwise) in the capital structure of CDS;

          (d) not declare, pay or set aside for payment any dividend or other distribution in respect of the capital stock or other equity securities of CDS and not redeem, purchase or otherwise acquire any shares of the capital stock or other securities of CDS or rights or obligations convertible into or exchangeable for any shares of the capital stock or other securities of CDS or obligations convertible into such, or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

          (e) not acquire or enter into any agreement to acquire, by merger, consolidation or purchase of stock or assets, any business or entity;


Agreement and Plan of Merger - CADI, CDS                                 Page 20
April 17, 1998 (12:17PM)

          (f) use its reasonable efforts to preserve intact the corporate existence, goodwill and business organization of CDS, to keep the officers and employees of CDS available to CDS and to preserve the relationshCDS of CDS with suppliers, customers and others having business relations with any of them, except for such instances which would not have a CDS Material Adverse Effect;

          (g) Not (i) enter into, modify or extend in any manner the terms of any employment, severance or similar agreements with officers and directors,
(ii) grant any increase in the compensation of officers or directors, whether now or hereafter payable or (iii) grant any increase in the compensation of any other employees except for compensation increases in the ordinary course of business and consistent with past practice (it being understood by the parties hereto that for the purposes of (ii) and (iii) above increases in compensation shall include any increase pursuant to any option, bonus, stock purchase, pension, profit-sharing, deferred compensation, retirement or other plan, arrangement, contract or commitment);

          (h) except in instances which would not have a CDS Material Adverse Effect, perform all of its obligations under all Material Contracts (except those being contested in good faith) and not enter into, assume or amend any contract or commitment that would be a Material Contract other than contracts to provide services entered into in the ordinary course of business; and

          (i) except in instances which would not have a CDS Material Adverse Effect, prepare and file all federal, state, local and foreign returns for taxes and other tax reports, filings and amendments thereto required to be filed by it, and allow MEDY, at its request, to review all such returns, reports, filings and amendments at CDS's offices prior to the filing thereof, which review shall not interfere with the timely filing of such returns.

     In connection with the continued operation of the business of CDS between the date of this Agreement and the Effective Date, CDS shall confer in good faith and on a regular and frequent basis with one or more representatives of MEDY designated in writing to report operational matters of materiality and the general status of ongoing operations. In addition, during regular business hours, CDS will allow MEDY employees and agents to be present at CDS's business locations to observe the business and operations of CDS. CDS acknowledges that MEDY does not and will not waive any rights it may have under this Agreement as a result of such consultations nor shall MEDY be responsible for any decisions made by CDS's officers and directors with respect to matters which are the subject of such consultation.

     5.2 Conduct of Business by MEDY. From the date hereof to the Effective Date, MEDY will, and will cause CADI and each of CADI to, except as required in connection with the Merger and the other transactions contemplated by this Agreement and except as otherwise disclosed in the schedules hereto or consented to in writing by CDS:

          (a) Carry on its businesses in the ordinary and regular course in substantially the same manner as heretofore conducted and not engage in any new line of business or enter into any agreement, transaction or activity or make any commitment except in the ordinary and regular course of business and not otherwise prohibited under this Section 5.2;

          (b) Neither change nor amend its Articles of Incorporation or Bylaws;


Agreement and Plan of Merger - CADI, CDS                                 Page 21
April 17, 1998 (12:17PM)

          (c) Not make any changes (by split-up, combination, reorganization or otherwise) in the capital structure of MEDY, CADI or CDS;

          (d) Not declare, pay or set aside for payment any dividend or other distribution in respect of the capital stock or other equity securities of MEDY and not redeem, purchase or otherwise acquire any shares of the capital stock or other securities of MEDY or CADI, or rights or obligations convertible into or exchangeable for any shares of the capital stock or other securities of MEDY, CADI or CDS ,or obligations convertible into such, or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

          (e) Not acquire or enter into any agreement to acquire, by merger, consolidation or purchase of stock or assets, any business or entity which would have a MEDY Material Adverse Effect; and

          (f) Use its reasonable efforts to preserve intact the corporate existence, goodwill and business organization of MEDY and CADI, to keep the officers and employees of MEDY and CADI available to MEDY and to preserve the relationship of MEDY and CADI with suppliers, customers and others having business relations with any of them, except for such instances which would not have a MEDY Material Adverse Effect;

     5.3 Notice of any Material Change. Each of CDS and MEDY shall, promptly after the first notice or occurrence thereof but not later than the Closing Date, advise the other in writing of any event or the existence of any state of facts that (i) would make any of its representations and warranties in this Agreement untrue in any material respect, or (ii) would otherwise constitute either a CDS Material Adverse Effect or a MEDY Material Adverse Effect.

     5.4 Inspection and Access to Information.

          (a) Between the date of this  Agreement  and the Effective  Date,  CDS will provide to CADI and MEDY and their accountants, counsel and other authorized representatives reasonable access, during normal business hours to its premises, properties, contracts, commitments, books, records and other information (including tax returns filed and those in preparation) and will cause its officers to furnish to MEDY and CADI and their authorized representatives such financial, technical and operating data and other information pertaining to its business, as CADI and MEDY shall from time to time reasonably request.

          (b) Between the date of this Agreement and the Effective Date, MEDY will, and will cause CADI to, provide to CDS, the CDS Shareholders, and their respective accountants, counsel and other authorized representatives reasonable access, during normal business hours to its premises, properties, contracts, commitments, books, records and other information (including tax returns filed and those in preparation) and will cause its officers to furnish to CDS and the CDS Shareholders and their authorized representatives such financial, technical and operating data and other information pertaining to its business, as CDS or any CDS Shareholder may from time to time reasonably request.

          (c) Each of the parties hereto and their respective representatives shall maintain the confidentiality of all information (other than information which is generally available to the public) concerning the other parties hereto



Agreement and Plan of Merger - CADI, CDS                                 Page 22
April 17, 1998 (12:17PM)
acquired pursuant to the transactions contemplated hereby in the event that the Merger is not completed. Each of the parties hereto and their representatives shall not use such information so obtained. All files, records, documents, information, data and similar items relating to the confidential information of CDS, whether prepared by MEDY or otherwise coming into MEDY's possession, shall remain the exclusive property of CDS and shall be promptly delivered to CDS, together with all copies thereof, upon termination of this Agreement. All files, records, documents, information, data and similar items relating to the confidential information of MEDY, whether prepared by CDS or otherwise coming into CDS's possession, shall remain the exclusive property of MEDY and shall be promptly delivered to MEDY, together with all copies thereof, upon termination of this Agreement.

     5.5 MEDY Exchange Act Reports. CDS acknowledges that MEDY will be required to reports its acquisition of CDS promptly following the Effective Date. CDS agrees to provide as promptly as practicable to MEDY such information concerning its business and financial statements and affairs as, in the reasonable judgment of MEDY, may be required or appropriate for inclusion in the required report, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with MEDY's counsel and auditors in the preparation of such report.

     5.6 Nasdaq Notification. MEDY will file a notification with the Nasdaq SmallCap Market for the issuance of the shares of MEDY Common Stock to be issued in the Merger.

     5.7 Reasonable Efforts; Further Assurances; Cooperation. Subject to the other provisions of this Agreement, the parties hereby shall each use their reasonable efforts to perform their obligations herein and to take, or cause to be taken or do, or cause to be done, all things reasonably necessary, proper or advisable under applicable law to obtain all regulatory approvals and satisfy all conditions to the obligations of the parties under this Agreement and to cause the Merger and the other transactions contemplated herein to be carried out promptly in accordance with the terms hereof. The parties agree to use their reasonable best efforts to complete the transactions contemplated hereby by the date specified in Section 9.1(b) hereof. The parties shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as a part of their respective obligations under this Agreement, including without limitation:

          (a) In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person is commenced which questions the validity or legality of the Merger or any of the other transactions contemplated hereby or seeks damages in connection therewith, the parties agree to cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any such action, suit or other proceeding, to use all reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the completion of the transactions contemplated by this Agreement.

          (b) Each party shall give prompt written notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of CDS or MEDY, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Date or that will or may result in the failure to satisfy the conditions specified in Article 6 or 7 and (ii) any failure of CDS or MEDY, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.


Agreement and Plan of Merger - CADI, CDS                                 Page 23
April 17, 1998 (12:17PM)

     5.8 Public Announcements. The timing and content of all announcements regarding any aspect of this Agreement or the Merger to the financial community, government agencies, employees or the general public shall be mutually agreed upon in advance (unless MEDY or CDS is advised by counsel that any such announcement or other disclosure not mutually agreed upon in advance is required to be made by law or applicable SmallCap Market rule and then only after making a reasonable attempt to comply with the provisions of this Section).

     5.9 No Solicitations. From the date hereof until the Effective Date or until this Agreement is terminated or abandoned as provided in this Agreement, CDS shall not directly or indirectly (i) solicit or initiate discussion with or
(ii) enter into negotiations or agreements with, or furnish any information to, any corporation, partnership, person or other entity or group (other than MEDY, an affiliate of MEDY or their authorized representatives pursuant to this Agreement) concerning any proposal for a merger, sale of substantial assets, sale of shares of stock or securities or other takeover or business combination transaction (the "Acquisition Proposal") involving CDS, and CDS will instruct its officers, directors, advisors and its financial and legal representatives and consultants not to take any action contrary to the foregoing provisions of this sentence; provided, however, that CDS, its officers, directors, advisors and its financial and legal representatives and consultants will not be prohibited from taking any action described in (ii) above to the extent such action is taken by, or upon the authority of, the Board of Directors of CDS in the exercise of good faith judgment as to its fiduciary duties to the shareholders of CDS, which judgment is based upon the advice of independent, outside legal counsel that a failure of the Board of Directors of CDS to take such action would be likely to constitute a breach of its fiduciary duties to such shareholders. CDS will notify MEDY promptly if CDS becomes aware that any inquiries or proposals are received by, any information is requested from or any negotiations or discussions are sought to be initiated with, CDS with respect to an Acquisition Proposal, and CDS shall promptly deliver to MEDY any written inquiries or proposals received by CDS relating to an Acquisition Proposal.

                                    ARTICLE 6

                   Conditions Precedent to Obligations of CDS
                   ------------------------------------------

     Except as may be waived by CDS, the obligations of CDS to complete the transactions contemplated by this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions:

     6.1 Compliance. MEDY shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants and conditions of this Agreement to be complied with or performed by MEDY on or before the Closing Date.

     6.2 Representations and Warranties. All of the representations and warranties made by MEDY in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.


Agreement and Plan of Merger - CADI, CDS                                 Page 24
April 17, 1998 (12:17PM)

     6.3 Material Adverse Changes. Subsequent to December 31, 1997, there shall have occurred no MEDY Material Adverse Effect other than any such change that affects both MEDY and CDS in a substantially similar manner. MEDY affirmatively advises CDS of the completion of its acquisition of Information Presentation Systems, Inc., of Marietta, Georgia, which acquisition was completed in February 1998.

     6.4 Certificates. CDS shall have received a certificate or certificates, executed on behalf of MEDY by an executive officer of MEDY, to the effect that the conditions contained in Sections 6.1, 6.2 and 6.3 hereof have been satisfied.

     6.5 Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of all of the outstanding shares of CDS Common Stock.

     6.6 Consents; Litigation. Other than the filing of Articles of Merger as described in Article 1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods imposed by any governmental entity, and all required third-party consents, the failure to obtain which would have a MEDY Material Adverse Effect, shall have been obtained. In addition, no preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the completion of the Merger and the transactions contemplated by this Agreement and which is in effect at the Effective Date.

     6.7 Employment and Non-Competition Agreements. The Employment Agreement, in the forms of Schedule 6.7 hereto, between CDS and Sally Marcotte shall be executed and delivered by the parties thereto.

     6.8 Stock Option Agreements. In connection with the Employment Agreement described in Section 6.7 hereof, MEDY shall issue to Ms. Marcotte options to purchase 150,000 shares of MEDY Common Stock, such options to be represented by an option agreement in the form of Schedule 6.8.

                                    ARTICLE 7

                   Conditions Precedent to Obligations of MEDY
                   -------------------------------------------
                                    and CADI
                                    --------

     Except as may be waived by MEDY and CADI, the obligations of MEDY and CADI to complete the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

     7.1 Compliance. CDS shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants, and conditions of this Agreement to be complied with or performed by it on or before the Closing Date.

     7.2  Representations  and  Warranties.   All  of  the  representations  and
warranties made by CDS in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date.


Agreement and Plan of Merger - CADI, CDS                                 Page 25
April 17, 1998 (12:17PM)

     7.3 Material Adverse Changes. Since September 30, 1997, except as set forth in this Agreement or on the schedules hereto, there shall have occurred no CDS Material Adverse Effect other than any such change that affects both MEDY and CDS in a substantially similar manner.

     7.4 Certificates. MEDY shall have received a certificate or certificates, executed on behalf of CDS by an executive officer of CDS, to the effect that the conditions in Sections 7.1, 7.2 and 7.3 hereof have been satisfied.

     7.5 Consents; Litigation. Other than the filing of the Articles of Merger as described in Article 1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods imposed by, any governmental entity, and all required third-party consents, the failure to obtain which would have a CDS Material Adverse Effect or a MEDY Material Effect, shall have been obtained. In addition, no preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which prohibits the completion of the Merger and the transactions contemplated by this Agreement and which is in effect at the Effective Date.

     7.6  Employment  and   Non-Competition   Agreements.   The  Employment  and
Non-Competition Agreement, in the form of Schedule 6.7 hereto, between CDS and Sally Marcotte shall be executed and delivered by the parties thereto.

     7.7 Investment Representations. Each of the CDS Shareholders and each person entitled to receive an option to acquire MEDY Common Stock shall have conducted such investigation into MEDY as such person may have desired and shall, on or before the Effective Date, execute and deliver to MEDY an Investment Letter in the form of Schedule 7.7 hereto.

                                    ARTICLE 8

                                 Indemnification
                                 ---------------

     8.1 Indemnification. In the event of any threatened or actual claim, action, suit, proceeding or investigation (including any claims regarding securities law matters), whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any of the present or former officers or directors (the "Managers") of CDS is, or is threatened to be, made a party by reason of the fact that he or she is or was a stockholder, director, officer, employee or agent of CDS, or is or was serving at the request of CDS as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether before or after the Effective Date,

          CDS shall indemnify and hold harmless, and from and after the Effective Date each of the Surviving Corporation and MEDY, and

          MEDY shall indemnify and hold harmless, as and to the full extent permitted by applicable law (including by advancing expenses promptly as statements therefor are received), each such Manager against any losses, claims,


Agreement and Plan of Merger - CADI, CDS                                 Page 26
April 17, 1998 (12:17PM)
damages, liabilities, costs, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any such claim, action, suit, proceeding or investigation, and in the event of any such claim, action, suit proceeding or investigation (whether arising before or after the Effective
Date).

Neither the Surviving Corporation nor MEDY shall have any obligation under the foregoing provisions of this Section 8.1 to any Manager if (x) the indemnification of such Manager in the manner contemplated hereby is prohibited by applicable law, and (y) if CDS has breached a representation or warranty hereunder with respect to the same matters for which indemnification is being sought by such Manager and such Manager fails to prove that such Manager had no actual knowledge of such breach at the Effective Date.

          (b) Reimbursement. Upon the determination that the Surviving Corporation or MEDY is not liable for any such indemnification claims, the Manager will reimburse MEDY and the Surviving Corporation for any fees, expenses and costs incurred by MEDY or the Surviving Corporation in connection with the defense of such claims.

          (c) Notification. Any Manager wishing to claim indemnification under this Section 8.1, upon learning of any such claim, action, suit, proceeding or investigation, shall notify CDS and, after the Effective Date, the Surviving Corporation and MEDY, thereof (provided that the failure to give such notice shall not affect any obligations hereunder, except to the extent that the indemnifying party is actually and materially prejudiced thereby). MEDY and CDS agree that all rights to indemnification existing in favor of the Managers as provided in CDS's Articles of Incorporation or Bylaws as in effect as of the date hereof, and in any agreement between CDS and any Manager with respect to matters occurring prior to the Effective Date, shall survive the Merger. MEDY further covenants not to amend or repeal any provisions of the Articles of Incorporation or Bylaws of CDS in any manner which would adversely affect the indemnification or exculpatory provisions contained therein.

          (d) Inurement. The provisions of this Section 8.1 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives.

                                    ARTICLE 9

                                  Miscellaneous
                                  -------------

     9.1 Termination. In addition to the provisions regarding termination set forth elsewhere herein, this Agreement and the transactions contemplated hereby may be terminated at any time on or before the Closing Date:

          (a) by mutual consent of CDS and MEDY;

          (b) by either MEDY or CDS if the transactions contemplated by this Agreement have not been completed by April 15, 1998, unless such failure of completion is due to the failure of the terminating party to perform or observe the covenants, agreements, and conditions hereof to be performed or observed by it at or before the Closing Date;


Agreement and Plan of Merger - CADI, CDS                                 Page 27
April 17, 1998 (12:17PM)

          (c) by either CDS or MEDY if the transactions contemplated hereby violate any nonappealable final order, decree, or judgment of any court or governmental body or agency having competent jurisdiction; or

          (d) by MEDY if the CDS Board of Directors withdraws or materially modifies or changes its recommendation to the stockholders of CDS to approve this Agreement and the Merger if there exists at such time an Acquisition Proposal.

     9.2 Expenses.

          (a) Except as provided in (b) below, if the transactions contemplated by this Agreement are not completed, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

          (b) If, (i) this Agreement is terminated by MEDY pursuant to Section 9.1(d) hereof on or before the date set forth in Section 9.1(b) and while this Agreement remains in effect, CDS enters into a definitive agreement with respect to an Acquisition Proposal with any corporation, partnership, person or other entity or group (other than MEDY or any affiliate of MEDY), and such transaction (including any revised transaction based upon the Acquisition Proposal) is thereafter completed (whether before or after such date) then CDS shall pay to MEDY a fee equal to the sum of the documented fees, costs and expenses, including legal and accounting fees incurred by MEDY in connection with the transactions contemplated by this Agreement, which such amounts shall be payable in same day funds to an account specified by MEDY.

     9.3 Entire Agreement. This Agreement and the schedules hereto contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect to such transactions. Section and other headings are for reference purposes only and shall not affect the interpretation or construction of this Agreement. The parties hereto have not made any representation or warranty except as expressly set forth in this Agreement or in any certificate or schedule delivered pursuant hereto. The obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this section.

     9.4 Survival of Representations and Warranties. The representations and warranties of each party contained herein or in any schedule, certificate, document or instrument delivered pursuant to this Agreement shall survive the Closing for three years following the Effective Date.

     9.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

     9.6 Notices. All notices, demands, requests, or other communications that may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be sent by facsimile transmission, next-day courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, addressed as follows:


Agreement and Plan of Merger - CADI, CDS                                 Page 28
April 17, 1998 (12:17PM)

               (i) If to CDS:

         D.O.M. Corporation, d/b/a Command Dental Systems
         30903 West Ten Mile Road
         Farmington Hills, Michigan 48336
         Attention: Sally Marcotte, CEO
         Tel: 248-426-6700
         Fax: 248-358-3952

         with a copy (which shall not constitute notice) to:

         Cox, Hodgman & Giarmarco, P.C.
         Fifth Floor Columbia Center
         201 West Big Beaver Road
         Troy, Michigan 48084-4160
         Attn: Steven J. Hitchcock, Esq.
         Tel: 248-528-7741
         Fax: 248-528-2773

               (ii) If to MEDY or CADI:

         Medical Dynamics, Inc.
         99 Inverness Drive East
         Englewood, Colorado  80112
         Attention:  Van A. Horsley, President
         Tel:  303-790-2990
         Fax:  303-708-8557

         with a copy (which shall not constitute notice) to:

         Norton *  Lidstone & Associates, LLC
         The Quadrant, Suite 850
         5445 DTC Parkway
         Englewood, Colorado 80111
         Attention: Herrick K. Lidstone, Jr., Esq.
         Tel:  (303) 221-5552
         Fax:  (303) 221-5553

     Each party may designate by notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent. Each notice, demand, request, or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.


Agreement and Plan of Merger - CADI, CDS                                 Page 29
April 17, 1998 (12:17PM)

     9.7 Successors; Assignments. This Agreement and the rights, interests, and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other.

     9.8 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California (except the choice of law rules thereof).

     9.9 Waiver and Other Action. This Agreement may be amended, modified, or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification or supplement is sought.

     9.10 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance; and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     9.11 No Third Party Beneficiaries. Article 8 is intended for the benefit of each "Manager" (as defined in Article 8) and may be enforced by such persons, their heirs and representatives. Other than as expressly set forth in this
Section 9.11, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation other than the parties hereto and their stockholders, any rights, remedies, obligations or liabilities under or by reason of this Agreement or result in such person, firm or corporation being deemed a third party beneficiary of this Agreement, even if such person is specifically named herein.

     9.12 Mutual Contribution. The parties to this Agreement have mutually contributed to the drafting of this Agreement and the completion of the transactions contemplated herein. Consequently, no provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted or the provision contains a covenant of such party. Furthermore, each party represents, warrants, and acknowledges to each other party that such party has sought and obtained such advice from its legal, financial, accounting, and investment advisors in connection with the negotiation and preparation of this Agreement and the completion of the transactions herein contemplated as such party has deemed necessary or appropriate.

     9.13 Arbitration. Any controversy or dispute among the parties arising in connection with this Agreement shall be submitted to a panel of three arbitrators and finally settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. Each of the disputing parties shall appoint one arbitrator, and these two arbitrators shall independently select a third arbitrator. Arbitration shall take place in Denver, Colorado. The prevailing party in such arbitration shall be entitled to the award of all costs and attorneys' fees in connection with such action. Any award for monetary damages resulting from nonpayment of sums due hereunder shall bear interest from the date on which such sums were originally due and payable. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be.


Agreement and Plan of Merger - CADI, CDS                                 Page 30
April 17, 1998 (12:17PM)

     9.14  Schedules.   The  following  Schedules  constitute  a  part  of,  and
incorporated into, this Agreement.

         Schedule    Description
         --------    -----------

         1.1         Form of Promissory Note
         3.2         CDS Subsidiaries and Investments
         3.9         CDS Liabilities
         3.13        Material Contracts
         3.17        Employment Agreements and Plans
         4.9         Changes
         6.7         Employment Agreement - Marcotte
         6.8         Form of Executive Stock Option Agreement
         7.7         Investment Letter

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MEDICAL DYNAMICS, INC.


By:__________________________________       ____________________________________
   Van A. Horsley, President                Assistant Secretary


COMPUTER AGE DENTIST, INC.


By:__________________________________       ____________________________________
   Van A. Horsley, Vice President           Secretary


D.O.M. Corporation, d/b/a COMMAND DENTAL SYSTEMS


By:___________________________________      ____________________________________
   Oliver Marcotte, President               Secretary




Agreement and Plan of Merger - CADI, CDS                                 Page 31
April 17, 1998 (12:17PM)

                                  SCHEDULE 1.1

                             Form of Promissory Note
                             -----------------------

                      In the form delivered at the Closing




Agreement and Plan of Merger - CADI, CDS                                 Page 32
April 17, 1998 (12:17PM)

                                  SCHEDULE 3.2

                        CDS Subsidiaries and Investments
                        --------------------------------


                                      None



Agreement and Plan of Merger - CADI, CDS                                 Page 33
April 17, 1998 (12:17PM)

                                  SCHEDULE 3.9

                         CDS Liabilities (as of 3/31/98)
                         -------------------------------







                                 CDS Litigation





Agreement and Plan of Merger - CADI, CDS                                 Page 34
April 17, 1998 (12:17PM)

                                  SCHEDULE 3.13

                             CDS Material Contracts
                             ----------------------


     1.

     2.

     3.

     4.

     5.











Agreement and Plan of Merger - CADI, CDS                                 Page 35
April 17, 1998 (12:17PM)

                                  SCHEDULE 3.17

                           CDS Employee Benefit Plans
                           --------------------------




Agreement and Plan of Merger - CADI, CDS                                 Page 36
April 17, 1998 (12:17PM)

                                  SCHEDULE 4.9

                                  MEDY Changes
                                  ------------


                  None, except as disclosed in the Agreement or
            in the reports filed pursuant to the Securities Exchange
                                  Act of 1934.





Agreement and Plan of Merger - CADI, CDS                                 Page 37
April 17, 1998 (12:17PM)

                                  SCHEDULE 6.7

                          Marcotte Employment Agreement
                          -----------------------------



                      In the form delivered at the Closing





Agreement and Plan of Merger - CADI, CDS                                 Page 38
April 17, 1998 (12:17PM)

                                  SCHEDULE 6.8

                    Form of Executive Stock Option Agreement
                    ----------------------------------------



                      In the form delivered at the Closing



Agreement and Plan of Merger - CADI, CDS                                 Page 39
April 17, 1998 (12:17PM)

                                  SCHEDULE 7.7

                            Form of Investment Letter
                            -------------------------



                      In the form delivered at the Closing


Agreement and Plan of Merger - CADI, CDS                                 Page 40
April 17, 1998 (12:17PM)